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                                                                    EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


United Refining Company
Warren, Pennsylvania

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 25, 1996, relating to the consolidated financial statements of United Refining Company and Subsidiaries, which is contained in that Prospectus, and of our report dated October 25, 1996 relating to the schedule, which is contained in Part II of the Registration Statement.

         We also consent to the reference to us under the captions "Experts" in the Prospectus.



                                    BDO SEIDMAN, LLP


New York, New York
September 5, 1996